Structured Asset Trust Unit Repackagings (Saturns)
Limited Brands Inc. Debenture Backed
Series 2005-3
CUSIP NO.
80410Q207
Distribution Date September 4, 2012
US Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal Principal Payment Ending Principal Fixed Rate
Accrual
Days
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
$25,000,000.00 $0.00 $25,000,000.00 7.00000% 180 30/360 875,000.00 $ $0.00 875,000.00 $
Additional Information
Underlying Security
LIMITED BRANDS INC 6.950% 3/01/33
Cusip
CUSIP Moody's S & P Moody's S & P
80410Q207 Baa2 BBB Ba2 10-Mar-11 BB- 8-Feb-12
Underlying Security Baa2 BBB Ba2 7-Mar-11 BB- 2-Feb-12
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
1st of Mar/Sept or NBD
532716AK3
$25,340,000.00
6.95500%
$880,565.00
Expense Account Deposit
Current Ratings
$2,000.00
$3,565.00
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees